Exhibit 10.8

AMENDMENT NUMBER ONE

TO THE

WEST CORPORATION 2013 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, West Corporation, a Delaware corporation (the “Company”), maintains the West Corporation Employee Stock Purchase Plan, as amended and restated effective as of September 10, 2013 (the “Plan”);

WHEREAS, pursuant to Section 19 of the Plan, the Board of Directors of the Company has the authority to amend the Plan; and

WHEREAS, the Board has authorized an amendment of the Plan to allow Plan participants to make separate payroll deductions that apply to specified components of their compensation.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of October 30, 2014, as follows:

Section 6.1 is hereby amended to add the following sentence following the first sentence of such section:

“The Committee may establish procedures, in its sole discretion, which shall apply on a uniform basis to all Participants to the extent required by Section 423 of the Code, to permit Participants to make separate payroll deduction elections that shall apply to specified components of their Compensation.”

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent as of October 30, 2014.

WEST CORPORATION

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer

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